Exhibit 10.13

Certain identified information has been excluded from the exhibit by means of marking such information with brackets and asterisks because such information is both not material and is the type that the registrant treats as private or confidential.

PURCHASE AGREEMENT

BETWEEN:

OPTIMI LABS INC., a company incorporated under the laws of British Columbia, with an address of [***], and an email of [***] (the “Supplier”);

AND

KMT PHARMACEUTICALS PTY LTD, a company incorporated under the laws of Australia, holding Australian Company Number [***], having an office at [***] and email of [***] (the “Purchaser”)

(together, the Parties).

AND

MIND MEDICINE AUSTRALIA LIMITED, a company incorporated under the laws of Australia, holding Australian Company Number [***], having an office at [***] and email of [***] (the “Guarantor”)

1)	APPLICABILITY

a)	This Agreement sets forth the terms that will govern the relationship between the Supplier and the Purchaser and the sale by the Supplier to the Purchaser of certain products.

b)

The Purchaser may issue Purchase Orders to the Supplier for the purchase of Product and, if the Supplier accepts such Purchase Order, then such Purchase Order will reflect the Parties’ agreement to sell and purchase Product specified in each Purchase Order in accordance with and subject to the Terms and Conditions.

c)

This Agreement together with any Purchase Order will constitute the sole and entire agreement of the Parties and will supersede all prior or contemporaneous understandings, agreements, negotiations, representations and warranties and communications (both written and oral). The Terms and Conditions will prevail over any other terms or conditions contained in any other documentation and expressly exclude any of the Purchaser’s general terms and conditions of purchase or any other document issued by Supplier in connection with a Purchase Order. The Terms and Conditions apply to any replacement Product provided by the Supplier. The Supplier is not obligated to any minimum sale or future sale. The Purchaser is not obligated to any minimum purchase or future purchase.

2)	DEFINITIONS AND INTERPRETATIONS

a)	In this Agreement, the following terms have their corresponding meaning unless context requires or provides otherwise:

i)	Affiliate means, in respect of a party, a person who controls, is controlled by, or is under mutual control with, that party.

ii)	Agreement means, this agreement between the Supplier and the Purchaser.

iii)	Business Day means, a day that is not a Saturday, Sunday or Public Holiday in Victoria, Australia and British Columbia, Canada.

iv)

Health Canada or Australian Laws means, all applicable laws, regulations, rules, standards, polices and governing bodies relating to and or regulating the exportation, importation, manufacture, distribution, purchase and supply of products in Australia and Canada including the Therapeutic Goods Administration and the Office of Drug Control.

v)

Confidential Information means, information that may be given or acquired in any form (including electronically, written or oral), directly or indirectly, before or after the Effective Date, including but not limited to:

A.

all business, technical, financial, business plans, know-how, professional or other information created or exchanged between any party relating to this Agreement including but not limited to all contact details, information, specifications, pricing and pricing strategies and structures;

B.

the existence of this Agreement, the Terms and Conditions, the price per gram, product list, shipping costs, product availability, cultivation techniques, genetic breeding activities, research and development activities, and any other policies or procedures;

C.

information relating to a party’s or its customer’s or associated entities’ intellectual property, including but not limited to copyright works, trademarks, technical information, forecasts, predictions or projections, intellectual property, software, hardware, prototypes, technology, technical information, business models, pricing and pricing strategies, marketing ideas, data (including sales data), products, sales projections, financing plans, valuations, capitalisation, budgets and other financial information, plans or sketches, designs or concepts, strategies or analyses, research findings or results, assessments, diagnostic tools, trade secrets or patents (capable of registration or not) and any right to claim authorship of such works;

D.

information about persons with whom a party deals, including the identity of the persons and details of agreements with employees, contractors, suppliers, customers, clients and others, and financial information;

E.	market information;

F.	information which is confidential by its nature, or is communicated as confidential, or that the receiving party knows or ought to know is confidential;

G.	any and all discussions between one or more representatives of the Parties regarding any of the information described in 2)a)v)A to 2)a)v)F above;

but excluding:

H.

information available to the public other than as a result of a disclosure by a party to this Agreement or that party contractors or agents or by a person to whom a party to this Agreement disclosed the Confidential Information, contrary to the terms of this Agreement; and

I.

information which a party can prove it lawfully possessed before obtaining it in connection with this Agreement or which it independently developed without reliance on information received from another party to this Agreement.

vi)

Dispute means, any dispute or disagreement between the Parties arising from, in connection with or in respect of this Agreement, a Purchase Order, or its subject matter, existence, negotiation, interpretation, validity, termination or enforceability.

vii)	Effective Date means, the earlier of the date of this Agreement and the date on which all Parties have executed this Agreement.

viii)	Insolvency Event in relation to an entity, means:

A.	a receiver, receiver and manager, administrator, liquidator, trustee, or similar official being appointed over any of the assets or undertakings of the entity;

B.	the entity suspending payment of its debts generally;

C.	the entity being, or becoming, unable to pay its debts when they are due;

D.	the entity entering into, or resolving to enter into, any arrangement, understanding or compromise with, or assignment for the benefit of, its creditors or any class of them;

E.

an application or order being made for the winding up or dissolution of, or the appointment of a provisional liquidator to, the entity, or a resolution being passed, or steps are taken to pass a resolution for the winding up or dissolution of the entity otherwise than for the purpose of an amalgamation, reconstruction, or restructure of the entity which has the prior consent of all the members of the entity;

F.	an administrator being appointed; or

G.	in relation to an individual, means the individual being, or becoming, insolvent, or committing an act of bankruptcy.

ix)	Inspection Period means, as set out in clause 12).

x)	Public Holiday means, a day in which a bank or court registry is not open in Victoria, Australia and British Columbia, Canada.

xi)	Product means product compliant with the Specifications sold by the Supplier to the Purchaser under this Agreement and pursuant to a Purchase Order including those products described in Schedule A.

xii)	Purchase Order means, a purchase order for the purchase of Product.

xiii)	Rejected Product has the meaning given to it in clause 12)a).

xiv)

Specifications means, the specifications and requirements set out in the Quality Agreement between the Purchaser and the Supplier dated February 28, 2023 as set out in Schedule B as amended from time to time.

xv)	Term means, the term of this Agreement pursuant to clause 18).

xvi)	Terms and Conditions means the terms of this Agreement and the Quality Agreement together with any additional conditions contained and agreed in advance between the Parties in any Purchase Order.

b)	In this Agreement unless context requires or provides otherwise, reference to the following shall be a reference to:

i)	reference to ‘party’ is a reference to a party to this Agreement.

ii)	reference to persons shall include bodies corporate, firm, trusts, partnerships, any other incorporated or unincorporated associations, and government and semi-government authorities and departments.

iii)	reference to legislation, statutes, regulations or by-laws shall extend to all statutes, regulations or by-laws amending, consolidating or replacing them.

iv)

words importing any gender include every gender; words importing the singular include the plural (and vice versa); references to writing include typing, telex and all other means of reproducing words in a visible form; and references to “months” or “years” means calendar months or years;

v)	reference to CAD, dollars or $ is a reference to the lawful currency of Canada.

vi)

specifying anything in this Agreement after the words ‘including’, ‘includes’ or ‘for example’ or similar expressions does not limit what else might be included unless there is express wording to the contrary.

vii)

where, pursuant to this Agreement, the day on or by which any act, matter or thing is to be done is not a Business Day in the place in which the party responsible for doing the act, matter or thing is ordinarily located, such act, matter or thing may be done on the next succeeding Business Day in that place.

viii)	references to any party to this Agreement or any other document, deed or agreement shall include its successors and permitted assigns.

ix)	all Schedules, Recitals and annexures referred to in this Agreement form part of and should be read with this Agreement unless a contrary intention appears.

3)	ACCEPTANCE

a)	A Purchase Order is not binding on the Supplier or the Purchaser until the earlier of the Purchase Order being signed by both Parties or the Purchase Order being accepted pursuant to clause 5) below.

b)	The Purchaser may withdraw a Purchase Order at any time prior to acceptance under clause 3)a).

4)	DELIVERY

a)

The Supplier must prepare the Product for shipping pursuant to clause 5) below. Unless expressly agreed to by the Parties in writing, the Purchaser is responsible for shipment of the Product from and will take delivery at the facility specified by the Supplier (the “Supplier Facility”). The Purchaser will designate the method of shipment and specific carrier or carriers that the Purchaser will hire to take delivery and ship the Product (the “Designated Carrier”) at the time of issuing the Purchase Order. The Purchaser may change such Designated Carrier from time to time during the Term upon giving the Supplier ten (10) Business Days written notice. The Supplier agrees that it will provide all reasonable assistance required to import the Product from Canada upon request by Purchaser.

b)

The Parties agree and the Purchaser acknowledges that, as provided in clause 5)b), the Supplier may refuse to accept additional Purchase Orders or ship additional Product for any reason including if there are outstanding monies due to the Supplier under this Agreement.

5)	ORDER INITIATION AND SHIPPING

a)

The Purchaser may submit a Purchase Order setting out quantities and price per unit of the Product. The pricing thresholds for the initial order, as mutually agreed upon by the Purchaser and Supplier, are set forth in Schedule B. Both parties understand that the pricing per quantity thresholds will be re-evaluated periodically and are subject to agreement between the parties.

b)

Within five (5) Business Days of the receipt of a Purchase Order, the Supplier must, in writing to the Purchaser, accept or reject the Purchase Order. If the Supplier rejects the Purchase Order, the Supplier must provide written notice of the reasons to the Purchaser for the rejection. If the Supplier does not respond to the Purchase Order within 5 Business Days, the Supplier will be taken to have rejected the Purchase Order.

c)

If the Supplier accepts a Purchase Order, the Supplier must within five (5) Business Days issue an invoice (the “Supplier’s Invoice”) to the Purchaser setting out the total Product ordered as well as the price, any applicable tax and insurance (together, the “Purchase Price”).

d)

The Purchaser will bear the costs of all shipping, freight and transportation from the Supplier Facility to the location in Australia specified in a Purchase Order, and the Purchaser will assume all costs and responsibility for any insurance related to the delivery of the Product.

e)	Unless otherwise specified in a Purchase Order, the Purchaser must pay the Supplier’s Invoice on the following terms:

i)

As regards each Purchase Order, a deposit of 25% of the Purchase Price is due within ten (10) Business Days of receipt of the Supplier’s Invoice and the balance 75% of the Purchase Price is due within twenty (20) Business Days of delivery of all Product the subject of the Purchase Order to the Purchaser.

f)	The Guarantor hereby guarantees to the Supplier the due performance of the obligations of the Purchaser under clause 5)e).

g)

The Supplier will use commercially reasonable efforts to cause the Product to be ready for collection by the Designated Carrier within three (3) Business Days of confirmation of payment of the deposit by the Purchaser pursuant to 5)e)i) above.

h)	Delivery of Product or Rejected Product must comply with the requirements stipulated by the Health Canada Laws and must be packaged pursuant to clause 6) below.

6)	PACKAGING

a)	The Parties will use packaging materials for shipping the Product or Rejected Product as mutually agreed upon.

7)	TITLE AND RISK

a)

Title, and risk of loss or damage, to any Product purchased under this Agreement will pass from the Supplier to the Purchaser FCA (Incoterms 2020), and the Purchaser will thereafter be responsible for all risks of loss of or damage to such Product. For any Rejected Product, title, and risk of loss or damage, will pass back to the Supplier from the Purchaser immediately upon notification to the Supplier that the Product is a Rejected Product.

8)	MODIFICATIONS

a)

No change or amendment to this Agreement or a Purchase Order is binding unless it is expressed in writing as an amendment to this Agreement or such Purchase Order and signed by both Parties or accepted in writing.

b)

The parties agree that, in respect of any Purchase Order issued and agreed in respect of a psilocybin Product, the obligations of each party will not take effect until such time as the relevant regulatory authority in Australia, being at this time the Therapeutic Goods Administration, Office of Drug Control and the Australian Border Force (“Relevant Regulatory Authority”), confirms that the psilocybin Product can be imported into Australia. For the avoidance of doubt, the parties acknowledge that the TGA might require evidence that, amongst other things, the Supplier’s extraction methods are appropriate, that a psilocybin Product is untainted by mould and has the same intensity as the product used in clinical trials.

c)

The parties agree that if, on or after the date of this Agreement, a Relevant Regulatory Authority materially amends the requirements applicable to the manufacture of a Product, the parties will negotiate in good faith any changes to then agreed outstanding Purchase Orders in relation to the price of the Products. If the parties are unable to agree the necessary changes to the prices applicable to the Products under an accepted Purchase Order, either party may terminate the Purchase Order by giving the other party 30 days written notice.

d)

The parties agree that if, on or after the date of this Agreement, a Relevant Regulatory Authority imposes requirements which mandate a change to the Specifications of a Product, the parties will negotiate in good faith any changes to this Agreement in relation to the Specifications applicable to the Product. If the parties are unable to agree the necessary changes to the Specifications, either party may terminate this Agreement in respect of such Product by giving the other party 30 days written notice.

9)	DISPUTE RESOLUTION

a)

If either party considers that a Dispute has arisen, it must issue a notice to the other Party, setting out reasonable particulars of the matters in dispute (“Dispute Notice”) as soon a reasonably practicable having regard to the circumstances.

b)	Within five (5) Business Days of a receipt of a Dispute Notice, the Parties must hold discussions between representatives of each party to attempt to resolve the Dispute (“First Level Discussions”).

c)

If the Dispute is not resolved within ten (10) Business Days of the First Level Discussions (or within such further period as the Parties’ representatives may agree in writing is appropriate), the Parties must within a further ten (10) Business Days (or within such further period as the representatives may agree in writing is appropriate) confer and agree to the appointment of a mediator, conciliator or independent expert. If the Parties are unable to agree, the appropriate neutral third party will be appointed by President of the International Centre for Dispute Resolution.

d)	The Parties agree that the costs of the neutral party appointed shall be borne equally by the Parties to the Dispute.

e)	The Parties must attend mediation, conciliation or request that the independent expert provide their report within 28 days of the appointment.

f)	Each Party shall pay its own costs in respect of preparing or responding to any Dispute Notice or attending any alternative dispute resolution procedure.

g)

The Parties acknowledge that the purpose of any exchange of information or documents or the making of any offer of settlement pursuant to this clause is to attempt to settle the Dispute between the Parties.

h)

If a party refuses to participate in the mediation, conciliation or independent expert determination, any party which has complied with the provisions of this clause may in writing terminate the dispute resolution process and may then commence court proceedings relating to the Dispute.

i)	Subject to this Agreement, a party must not start or maintain any legal or other proceedings relating to a Dispute unless:

i)	the party has first complied with this clause;

ii)	any appointed expert has not made a determination within the 28-day period (or such other period of time agreed by the Parties in writing) after their appointment;

iii)	a party notifies the other party that it does not accept the expert’s decision; or

iv)	there is manifest error in the expert’s decision.

j)

Notwithstanding any clause to the contrary, a party may at any time commence court proceedings in relation to a dispute or claim arising in connection with this Agreement where that party seeks urgent interlocutory relief. If the court grants the complaining party interim relief, the Parties must then proceed in accordance with this clause.

k)	The Parties will seek to resolve all such disputes expeditiously and in good faith.

10)	IMPORTATION LICENCES, TAXES & DUTIES

a)

The Supplier must obtain and maintain at its own cost, all necessary credentials, certifications, authorizations, licences and permits required for the exportation of the Product from Canada and for the performance of its obligations under this Agreement.

b)

The Purchaser must obtain and maintain at its own cost, all necessary credentials, certifications, authorizations, licences and permits required for the importation of the Product into Australia and for the performance of its obligations under this Agreement.

c)	The Purchaser will pay for all taxes, duties, levies and costs associated with the importation of the Product into, and distribution of the Product within Australia.

11)	RECALL PROCEDURES

a)

In the event that the Supplier or the Purchaser determines in good faith, or is required by Health Canada or Australian Laws or an associated governing or regulatory body to initiate a recall (each a “Recall”) with respect to the Product, such Party must as soon as reasonably practicable notify the other Party of the Recall and the Parties will cooperate with one another to accommodate any procedures and requirements necessitated by such Recall. The Party who is responsible for the reason the Recall is required will pay the costs for such Recall. Where both Parties have contributed to the reason for the Recall, the costs will be allocated between the Parties (in good faith and acting reasonably) proportionate to each Party’s contribution to the reason for the Recall.

12)	REJECTIONS

a)

If, within 60 days from delivery of the Product to the Purchaser pursuant to clause 4) or five (5) Business Days from completion of validation testing of the Product by the Purchaser (whichever is earlier) (the “Inspection Period”), the Purchaser determines that the Product does not meet the Specifications, the Purchaser will be entitled as its sole remedy to reject and return such Product to the Supplier (“Rejected Product”). Notwithstanding the foregoing, the Supplier will not be responsible for any damage to the Product arising after delivery of the Product to the Purchaser (or its carrier).

b)

With respect to any Rejected Product, the Purchaser will provide written notice (“Rejection Notice”) to the Supplier during the Inspection Period. The Rejection Notice will specify the basis for the Purchaser’s determination that the Product is Rejected Product including how it differs from the Specification, a picture of the Rejected Product as received, the results of the validation testing completed by the Purchaser, and an estimated date of return delivery to the Supplier including the return address. The Purchaser will be deemed to have accepted the Product unless the Supplier receives a Rejection Notice within the Inspection Period.

c)

Subject to relevant Health Canada Laws, the Purchaser will make the Rejected Product available for return to the Supplier as soon as reasonably possible after providing the Supplier the Rejection Notice. Alternatively the Supplier may request the Rejected Product be destroyed by the Purchaser at the Supplier’s cost.

d)

All Rejected Product will be returned to the Supplier at the Supplier’s risk and expense. If the Supplier is unable to replace the Rejected Product with Product compliant to the Specifications, the Purchase Price and all amounts paid by the Purchaser for duties and levies associated with the importation of the Product for the relevant Purchase Order in respect of the Rejected Product will be refunded by the Supplier.

13)	CONDITIONS AND WARRANTIES

a)	The Supplier warrants to the Purchaser that:

i)

the Supplier holds the required licenses and permits from all applicable authorities necessary to engage in its business and to carry out its obligations under this Agreement and any Purchase Order, including without limitation the ability to engage in the manufacture, sale, export and transportation of the Product under the Health Canada Laws or any other applicable laws or regulations;

ii)	the Supplier has produced, manufactured, stored, packaged, distributed and handled the Product in compliance with the Health Canada Laws;

iii)	the Supplier has manufactured the Product in a facility which holds a Controlled Drug and Substance Dealer licence, in accordance with good manufacturing practices,

iv)

the Product has not been treated with any pest control product unless such pest control product is registered for use on products under the Pest Control Products Act (Canada) and has been applied as per the product label, or as otherwise approved by the Supplier;

v)	the Product will comply with the Specifications and the quality assurance and testing standards required under the Health Canada Laws;

vi)	at the time title in the Product transfers from the Supplier to the Purchaser, the Supplier is the owner of the Product with good and marketable title to the Product; and

vii)	the Supplier is registered for GST purposes under Part IX of the Excise Tax Act (R.S.C., 1985, c. E-15) (the “ETA”).

b)	The Purchaser warrants to Supplier that:

i)

the Purchaser holds the required licenses and permits from all applicable authorities necessary to engage in its business and to carry out its obligations under this Agreement and any Purchase Order, including without limitation the ability to engage in the purchase and transportation of the Product under applicable Australian laws or regulations;

ii)	the Purchaser will handle the Product in compliance with applicable Australian laws or regulations;

iii)	the Purchaser will assume all responsibility with regard to the nature, content and use of all promotional and marketing materials used by the Purchaser in respect of the Product; and

iv)	the Purchaser is registered for GST purposes under A New Tax System (Goods and Services Tax) Act 1999 (Cth) (including other GST related legislation in Australia).

c)

Except as and to the extent specifically provided in clauses 12) and 13), the Supplier makes no representations or warranties of any kind, express or implied, with respect to the subject matter of a Purchase Order, and to the greatest extent allowed by law, the Supplier specifically disclaims and waives all other representations, warranties and conditions, including without limitation all implied conditions of merchantability, fitness for a particular purpose and non-infringement, and all warranties arising from course of dealing, usage or trade practice. The Supplier’s warranties are made only to the Purchaser, and do not extend to any third party.

14)	INDEMNIFICATION

a)

Each Party will indemnify and hold harmless (the “Indemnifying Party”) the other Party, including any subsidiaries, affiliates, successors or assigns and their respective directors, officers, shareholders and employees and customers (collectively, the “Indemnified Party”) against any and all loss, injury, death, damage, liability, claim, deficiency, action, judgment, interest, award, penalty, fine, cost or expense, including reasonable legal and professional fees and costs, and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers (collectively, “Losses”), relating to, arising out of or occurring in connection with the Indemnifying Party’s negligence, willful misconduct, fraud, breach of the Terms and Conditions, or any failure to comply with applicable laws. A party’s obligation under this clause 14)a) will be reduced to the extent that the Indemnified Party’s Losses arose from the negligence, willful misconduct, fraud, breach of the Terms and Conditions or failure to comply with applicable laws by the Indemnified Party.

b)	Neither Party will acquire any interest in the other Party’s (or the Party’s affiliates or subsidiaries) intellectual property.

c)

Except as required by applicable law, each Party agrees not to use any trade names or trademarks of the other Party, except as specifically authorized by the other Party in writing, such authorization to include the names or marks which may be used and the manner and prominence of permissible use.

d)

Except as required by applicable laws, and except as otherwise agreed to in writing, neither Party will use in connection with the Product, the trade name or logo of the other Party, or any trademark, trade name or logo confusingly similar therewith. The Parties acknowledge and agree that the Purchaser will package and sell to its customers the Product under its trade name, without any use of Supplier trade name or trademarks.

15)	LIMITATION OF LIABILITY

IN NO EVENT:

a)

WILL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR AGGRAVATED DAMAGES, LOST PROFITS OR REVENUES, OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING AND/OR IN CONNECTION WITH TO ANY BREACH OF THIS AGREEMENT OR ANY ORDER, REGARDLESS OF.

i)	WHETHER THE DAMAGES WERE FORESEEABLE;

ii)	WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF THE DAMAGES; AND

iii)	THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, OR OTHERWISE) ON WHICH THE CLAIM IS BASED.

b)

WILL EITHER PARTY’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY ORDER, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED 5 TIMES THE TOTAL OF THE AMOUNTS PAID AND AMOUNTS ACCRUED BUT NOT YET PAID TO THE SUPPLIER UNDER THIS AGREEMENT OR ANY ORDER IN THE TWELVE MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM OR $500,000 WHICHEVER IS GREATER.

c)	THE LIMITATION OF LIABILITY IN THIS CLAUSE DOES NOT APPLY TO ANY CLAIM FOR OR IN RELATION TO PERSONAL INJURY OR DEATH, OR CLAIM IN THE NATURE OF PRODUCT LIABILITY.

16)	COMPLIANCE AND CHANGE OF LAW

a)

At the Effective Date, the Supplier and the Purchaser are in compliance with all applicable laws, regulations and ordinances and must make commercially reasonable efforts to continue to comply with such in connection with the Terms and Conditions.

b)

The Supplier and the Purchaser have and must maintain in effect all the licenses, permissions, authorizations, consents and permits that it needs to carry out their respective obligations under this Agreement and any Purchase Order.

c)

The Parties acknowledge and agree that the Product is and will be subject to extensive regulation and applicable laws. The Parties have attempted, and it is their intention to structure their relationship pursuant to this Agreement in compliance with all applicable laws. However, if, at any time during the term of this Agreement, there is any applicable law identified or change in applicable laws with which a Party is required to comply, or any other change in the application or administration of applicable laws whether affecting a Party specifically or affecting all businesses of a similar nature to those of the Party, and, as a result of such applicable law or related compliance requirement, such Party is prohibited from complying with one or more provisions of this Agreement or any Purchase Order, the Parties will in good faith, seek to agree on commercially and financially viable amendments to the Terms and Conditions, including the Specifications, necessary and appropriate to take account of the change of law, so that this Agreement may continue in force.

d)

Any obligations under the Terms and Conditions which are affected by a change in law will be suspended and the affected Party will not suffer or incur any liability to the non-affected Party or other person in connection with its delayed or non-performance of the affected obligations, provided that the affected Party has used and continues to use its commercially reasonable good faith efforts to minimize the impact of its delay or non-performance of the affected obligations, including cooperating and collaborating with the non-affected Party to impose interim procedures or workarounds to minimize the impact of its delay or non-performance of the affected obligations. The affected Party will promptly notify the other Party if this provision has become applicable and provide details of the relevant change in law and its impact.

e)

If no commercially or financially viable amendment or interim procedures or workarounds can be nominated or agreed to within 90 days of the relevant change, the affected party may, in their sole discretion and acting reasonably, terminate this Agreement with five (5) Business Days’ notice in writing.

17)	ONGOING REPORTING

a)

Each Party will notify the other Party within 72 hours of its receipt from a governmental authority of any form or notice specifically addressing the Product or matters affecting a Party’s obligations under this Agreement.

b)

To the extent the Purchaser is required by applicable law to correspond with any regulatory authorities regarding the manufacture of the Product, the Purchaser will permit the Supplier to review and comment on, and the Purchaser will consider (in its sole discretion) any such comments in good faith, any correspondence or proposed correspondence with any regulatory authority at least five (5) business days prior to submitting such correspondence to any regulatory authority to the extent the Purchaser is permitted to do so by the regulatory authorities and the timeframe for a response as designated by the regulatory authority is sufficient to allow the Purchaser to do so.

c)	As applicable, each Party agrees to maintain any records required by any governmental authority and will promptly provide to the other Party complete copies of:

i)	all material correspondence, notices or responses received from and to the governmental authority relating to the Product and their production, marketing, distribution and sale;

ii)	reports and correspondence relating to the Product and their production as they become available in connection with any of the following events:

A.	receipt of a warning letter or similar advisory from any governmental authority relating to the production, packaging and storage of the Product; and

B.	any comments from a governmental authority relating to the production of the Product requiring a response or action by the notifying party.

18)	TERM

a)	Unless terminated earlier pursuant to this Agreement, this Agreement will continue in effect for a term of five (5) years commencing on the Effective Date (the “Term”).

b)

The expiration of the Term will not serve to terminate any Purchase Orders then outstanding and not yet completed. Notwithstanding the expiration of the Term, the Supplier will complete all Purchase Orders that have been accepted pursuant to this Agreement as at the date of expiration and the provisions of this Agreement will continue to apply to such Purchase Orders until fully performed.

19)	TERMINATION

a)	Either Party may terminate this Agreement or a Purchase Order with immediate effect upon written notice to the other Party, at any time, if the other Party:

i)	is subject to an Insolvency Event; or

ii)	breaches obligations under this Agreement in relation to Confidential Information; or

iii)	knowingly or recklessly contravenes Health Canada or Australian Laws.

b)	If a party is in default of its obligations or has breached a clause of the Terms and Conditions (the “Defaulting Party”) the non-defaulting party may:

i)

issue a written notice to the Defaulting Party setting out detail of the default or breach and requiring the Defaulting Party to remedy such default or breach within fourteen (14) days of the date of the notice (the “Notice of Breach”); and

ii)	if the Defaulting Party does not comply with the Notice of Breach, the non-defaulting party may terminate this Agreement or a Purchase Order.

c)

Either Party may give written notice to the other Party that it intends to terminate the Agreement upon 9 months’ notice, in which case this Agreement will terminate effective as of the date of termination pursuant to the notice.

20)	EFFECT OF TERMINATION

a)

Any and all balances owed by the Purchaser to the Supplier that are outstanding as at termination or expiry of this Agreement will become due and payable without further notice or demand within thirty (30) days of the date of termination.

21)	WAIVER

a)	No waiver of any breach of any of the provisions of this Agreement or any Purchase Order will be effective unless explicitly set forth in writing and signed by both Parties.

b)

No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement, or any Purchase Order will operate or be construed as a waiver, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

22)	CONFIDENTIALITY

a)

All Confidential Information disclosed by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with this Agreement or a Purchase Order is confidential, solely for the use of performing the Agreement or such Purchase Order and may not be disclosed or copied unless authorized by the Disclosing Party in writing, or required to be disclosed to regulatory authorities for the purpose of complying with applicable laws or the obtaining of relevant approvals.

b)	Upon the Disclosing Party’s request, the Receiving Party must promptly return all documents and other materials received from the Disclosing Party.

c)	The Disclosing Party will be entitled to injunctive relief for any violation of this clause.

23)	ASSIGNMENT

a)

Subject to clause 23)b), neither Party may assign, transfer, delegate or subcontract any of its rights or obligations under a Purchase Order or this Agreement without the express prior written consent of the other Party, acting reasonably. Any purported assignment or delegation in violation of this clause will be null and void.

b)	Purchaser may assign this Agreement to an Affiliate by notice in writing to the Supplier.

24)	INDEPENDENT CONTRACTOR RELATIONSHIP

a)

The relationship between the Parties is that of independent contractors. Nothing contained in a Purchase Order or this Agreement will be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the Parties, and neither Party will have authority to contract for or bind the other Party in any manner whatsoever.

25)	EXCLUSIVITY

a)	The Purchaser agrees to purchase Products from the Supplier, on condition that the Supplier will not:

i)	supply any other person or entity based in Australia with MDMA or psilocybin products; and

ii)	supply any person or entity with MDMA or psilocybin products where the Supplier has reasonable grounds to believe that the entity will sell or supply the products in Australia.

b)	The Supplier agrees that it will direct any person or entity based in Australia who wishes to purchase MDMA or psilocybin products to the Purchaser.

c)

The restriction set out in clause 25)a) does not apply to the supply of the above products for clinical trials, provided that the Supplier must notify the proposed purchaser of the Products of the existence of the Purchaser, and its ability to supply those products.

d)	The Supplier agrees to supply the Products to the Purchaser, on the condition that the Purchaser will not purchase MDMA or psilocybin products from any third party.

e)	Either party may terminate the exclusivity obligations in clause 25)a) and clause 25)b) by giving the other party 9 months’ written notice.

26)	SUCCESSORS AND ASSIGNS

a)	The Terms and Conditions will endure for the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

27)	GOVERNING LAW

a)

This Agreement and the Terms and Conditions will be subject to the laws of the province of British Columbia and the laws of Canada applicable therein, without giving effect to the conflicts of laws principles thereof. The Parties expressly agree that the application of the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded and will not apply to this Agreement.

28)	CHOICE OF FORUM

a)

Any Dispute, legal suit, action, litigation or proceeding of any kind whatsoever in any way arising out of, from or relating to a Purchase Order or this Agreement, including all exhibits, schedules, attachments, and appendices attached to a Purchase Order or this Agreement, and all contemplated transactions, may be instituted, subject to clause 9), in the courts of the province of British Columbia, and each Party irrevocably attorns and submits to the non-exclusive jurisdiction of such courts in any such suit, action, litigation or proceeding.

b)

Service of process, summons, notice, or other document by mail to such Party’s address set forth herein will be effective service of process for any suit, action, litigation or other proceeding brought in any such court.

c)

Each Party agrees that a final judgment in any such suit, action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

d)

Notwithstanding any clause to the contrary in this Agreement, a party may at any time commence court proceedings in relation to a Dispute arising in connection with this Agreement or a Purchase Order, in their local jurisdiction where that party seeks urgent interlocutory relief.

29)	CUMULATIVE REMEDIES

a)

The rights and remedies under imposed by the Terms and Conditions are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

30)	NOTICES

a)	A notice, Purchase Order, invoice, report, consent or communication including any request, demand, agreement, approval or confirmation under this Agreement is only effective if it is:

i)	in legible writing, signed by or on behalf of the Party giving it;

ii)	in English; and

iii)	given as follows:

A.	delivered by hand to the Party’s address as stated in this Agreement or such other address as notified from time to time in writing by the Party;

B.	sent by prepaid mail to that person’s address as stated in this Agreement or such other address as notified from time to time in writing by the Party; or

C.

sent by email to that Party’s email address (as notified from time to time) where the sender does not receive any auto-generated response from a computer system indicating any failure of delivery or receipt by the recipient;

b)	Communication by one of the methods above creates a rebuttable presumption of receipt by the Party to who it is to be given.

c)	A notice, consent or communication delivered under this clause 30) is given and received:

i)	if it is hand delivered, at the time it is delivered;

ii)	if sent by email:

A.

at the time the email is sent provided the sender does not receive any auto-generated response from a computer system indicating any failure of delivery (including an ‘out of office’ stylised reply); or

B.	after 5:00pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day, on the next Business Day; and

iii)	if it is sent by post:

A.	internationally, ten (10) Business Days after posting.

31)	SEVERABILITY

a)

If any term or provision of a Purchase Order or this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of a Purchase Order or this Agreement, as applicable, or invalidate or render unenforceable such term or provision in any other jurisdiction. Further, all such terms will be applied to the extent allowed by applicable law.

32)	SURVIVAL

a)

The following clauses of this Agreement shall remain in force after termination or expiry of this Agreement: 13) Conditions and Warranties, 14) Indemnification, 16) Compliance and Change of Law, 22) Confidentiality, 27) Governing Law, 28) Choice of Forum, 32) Survival.

33)	ORDER OF PRECEDENCE

a)

In the event of a conflict or discrepancy between this Agreement, any Purchase Order, or any other documents contemplated by or delivered in connection with this Agreement, the documents will be given precedence In the following descending order of priority:

i)	any Purchase Order;

ii)	this Agreement; and

iii)	any other documents contemplated by or delivered in connection with this Agreement.

34)	COUNTERPARTS AND ELECTRONIC DELIVERY

a)

This Agreement, any Purchase Order and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts with the same effect as if all Parties had signed and delivered the same document and all counterparts will be construed together to be an original and will constitute one and the same agreement. Either Party may deliver an executed copy of this Agreement by electronic delivery (including by PDF or DocuSign).

[Signature page follows]

EXECUTION PAGE

SIGNED as an Agreement this 28th day of February 2023.

SIGNED for and on behalf of OPTIMI LABS INC.:	)
)
)

“/s/ William J. Ciprick”	)
William J. Ciprick	)	Witness Signature
)

)
CEO of Optimi Health Corp.	)	Witness Full Name
)

SIGNED for and on behalf of KMT PHARMACEUTICALS PTY LTD:	)
)
)
)

“/s/ Authorised Signatory”	)
Authorised Signatory	)	Witness Signature
)

)
Full Name and Role of Signatory	)	Witness Full Name
)

SIGNED for and on behalf of MIND MEDICINE	)
AUSTRALIA LIMITED LTD:	)
)
)

“/s/ Authorised Signatory”	)
Authorised Signatory	)	Witness Signature
)

)
Full Name and Role of Signatory	)	Witness Full Name
)

SCHEDULE A – Products

Products available for supply to Australia

Product Name	Description
OPTI-PsiE (25 mg)	Psilocybin encapsulated product (25mg)
OPTI-MHCL (40mg)	Synthesized MDMA-HCL encapsulated (40mg)
OPTI – MHCL (60 mg)	Synthesized MDMA-HCL encapsulated (60 mg)

SCHEDULE B

SPECIFICATION

QUALITY AGREEMENT

KMT PHARMACEUTICALS PTY LTD

and

OPTIMI LABS INC.

GMP AGREEMENT

Between

I.	Contract GIVER

KMT PHARMACEUTICALS PTY LTD

[***]

Herein referred to as PURCHASER

II.	Contact ACCEPTOR

OPTIMI LABS INC.

[***]

Herein referred to as SUPPLIER

1.	DOCUMENT APPROVAL

Review Date: 3 years from last signature date

On behalf of PURCHASER		On behalf of SUPPLIER

Signature:	“/s/ Peter Hunt”	Signature:	“/s/ Tony Moxam”
	PETER HUNT		Tony Moxam
	CHAIRMAN		Quality Person in Charge and Head of QA
	KMT PHARMACEUTICALS PTY LTD		OPTIMI LABS INC.

	Date: February 28, 2023		Date: February 28, 2023

II.	CONTENTS

Article 1	Definitions and Abbreviations

Article 2	Introduction and Scope

Article 3	Starting Materials and Packaging Materials

Article 4	Processing, Analysis, Packing and Release

Article 5	Quality Assurance and Quality Control

Article 6	Specifications of PRODUCTS

Article 7	Release Procedure and Transportation

Article 8	Product Recall

Article 9	Product Quality Complaints

Article 10	Stability Studies

Article 11	Product Quality Review

Article 12	Quality Management

Article 13	Miscellaneous

Article 14	Term and Termination

Article 15	Premature Termination

Article 16	Applicable Law and Jurisdiction

Appendix 1	Contacts List

Appendix 2	Delineation of Responsibilities

Appendix 3	List of Bulk Products, intermediate and / or Finished product (hereinafter ‘PRODUCTS”) covered by this agreement

Appendix 4	PRODUCT Specifications PRODUCT Requirements

Appendix 5	Certificate of Conformance (template)

Appendix 6	Content of the Product Quality Review

Appendix 7	Guidelines for Changes Affecting Product Requirements

Appendix 8	List of Significant Quality Events

Appendix 9	Transportation Information

Appendix 10	Enclosures

This Agreement is made between (street address):

(1)	KMT PHARMACEUTICALS PTY LTD as the PURCHASER

[***]

(2)	OPTIMI LABS INC. as the SUPPLIER

[***]

Wherein:

PURCHASER and SUPPLIER have entered into an agreement by which the SUPPLIER has agreed to manufacture, analyse, pack and supply PRODUCTS for PURCHASER in consideration of the covenants and agreements contained in ‘Supply Agreement’.

1.	ARTICLE 1 - DEFINITIONS AND ABBREVIATIONS

1.1	cGMPs

The principles and guidelines of Good Manufacturing Practice as stated

PIC/S Guide to Good Manufacturing Practice for Medicinal Products Part 1 and PIC/S Guide to Good Manufacturing Practice for Medicinal Products Part 2, whichever applies.

1.2	GMP

Good Manufacturing Practice

1.3	PRODUCTS

Any or all variants of a product that is supplied to the PURCHASER under the Supply Agreement, as stated in Appendix 3. For purpose of the Agreement, PRODUCTS include bulk, intermediate and finished pack product.

1.3	STARTING MATERIALS

The active ingredient or excipients used in the manufacture of a PRODUCT.

1.4	REFERENCE SAMPLE

A sample of a batch of starting material, packaging material, bulk product or finished product.

1.5	RETENTION SAMPLE

A sample of a fully packaged unit from a batch of finished form.

1.6	PACKAGING MATERIAL

Any primary and / or printed packaging material used in the packaging of a PRODUCT

1.7	ARTWORK

Artwork applies to all printed materials, which include but are not limited to labels, finished product display cartons, Consumer Medicine Information (CMI), Product Information (PI) and symbols displayed or affixed to the container or primary and secondary packaging. It also includes marketing materials such as brochures

1.8	PQR - Product Quality Review

Product Quality Review is a mechanism to ensure that data captured by the Pharmaceutical Quality System is reviewed for trends. This tool can support a continuous improvement environment. PQRs are designed for the purpose of identifying and implementing recommendations for required improvements.

1.9	COA - Certificate of Analysis

1.10	COC - Certificate of Compliance

1.12	NA - Not Applicable

1.13	PIC - Pharmaceutical Inspection Conventions

1.14	NA - Not Applicable

1.15	TGO - Therapeutic Goods Order

Australian standards that determine the consistency of product quality.

1.16	PQS - Pharmaceutical Quality System

The principles of the pharmaceutical quality system (PQS), formerly called Quality Management System (QMS), is to ensure medicinal products are fit for their intended use and comply with regulatory requirements.

1.17	OOS - Out of Specification

Results of in-process of finished product testing that falls out of the specified limits as defined in the applicable pharmacopeia or defined requirements.

2.	ARTICLE 2 - INTRODUCTION AND SCOPE

2.1 The purpose of this Agreement is to define and establish the obligations and responsibilities of the PURCHASER and the SUPPLIER relating to Quality Assurance requirements of the manufacture, packing, analysis, release and / or distribution by SUPPLIER of PRODUCTS and the supply to PURCHASER of PRODUCTS in accordance with cGMPs.

2.2 The Quality Assurance Department of each of the parties are located at the addresses above and as specified in Appendix 1. Any Changes in such quality assurance contacts set forth in Appendix 1 shall be informed in writing and updated.

2.3 This Agreement is entered into pursuant to and is supplemental to the ‘Supply Agreement’.

2.4 This Agreement shall come into effect on the date of the last of the parties to sign on the front page of this agreement. The review date shall be 3 years from this date, unless changes are agreed in the interim period.

2.5 It is agreed between the parties that the following should apply:

2.5.1 SUPPLIER shall possess and maintain valid and appropriate licences under the relevant local public authority or authorities for the premises where PRODUCTS are produced.PURCHASER will possess and maintain valid and appropriate licences where PRODUCTS are received and distributed.

2.5.2 SUPPLIER shall implement and maintain a quality system based on Good Agricultural and Collection Practices (GACP) and Good Manufacturing Practices (GMP) as enforced by Health Canada, ensuring all practices and procedures are performed according to written and approved procedures.

2.5.3 SUPPLIER shall ensure that technologies, facilities, processes and equipment used to produce the PRODUCTS are in compliance with GACP and GMP.

2.5.4 PURCHASER and SUPPLIER are responsible as defined in Appendix 2 for the steps involved in processing, analysis, packing, release and / or distribution of PRODUCTS.

2.5.5 PURCHASER and SUPPLIER must approve any changes that potentially impact on the product specification and manufacturing control prior to implementation.

2.5.6 SUPPLIER shall inform the PURCHASER of any incidents that may affect conformance of the PRODUCT to the Specifications.

2.5.7 This Agreement and appendices shall be accessible to Regulatory Agencies as required by law or as determined by the PURCHASER.

2.5.8 SUPPLIER is responsible for ensuring this document is updated. This document shall be revision controlled. SUPPLIER shall notify PURCHASER of any potential changes that may impact this agreement prior to implementation.

2.6 PURCHASER is to provide the SUPPLIER with all information and knowledge necessary to carry out the contracted operations correctly in accordance with Applicable Australian Laws and Regulations for the product concerned.

2.7 SUPPLIER shall ensure that all activities at the Facilities and locations, including activities of SUPPLIER’S approved Contract Manufacturers, associated with the Manufacture and supply of PRODUCT are carried out in compliance with Applicable Laws and Regulations and the PRODUCT Requirements.

3.	ARTICLE 3 - STARTING MATERIALS AND PACKAGING MATERIALS

3.1 Starting materials and packaging materials shall be procured by the SUPPLIER from approved suppliers. Where no supplier is defined in the PRODUCT specific annex SUPPLIER shall procure such materials from suppliers according to internal written procedures.

3.2 SUPPLIER shall ensure packaging maintains quality and purity of PRODUCT packed.

3.3 Artwork shall be provided by the PURCHASER to the MANUFACTURE for organisation and procurement of printed materials.

3.4 SUPPLIER is responsible for validating, qualifying and auditing the Suppliers of any input material used including applicable Active Pharmaceutical Ingredients used in production of the PRODUCTS.

3.5 SUPPLIER is responsible for the Quality Management of the suppliers of starting and / or packaging materials appropriate to the stage of manufacture that the SUPPLIER is undertaking.

3.6 Where the supplier of starting and/ or packaging materials is regularly audited by SUPPLIER , the PURCHASER may request SUPPLIER to provide PURCHASER with a written approval that the SUPPLIER does not require PURCHASER to audit that particular supplier.

3.7 SUPPLIER shall maintain records of each batch of starting materials and packaging materials.

3.8 Upon receipt of starting materials and / or packaging materials the containers will be examined by SUPPLIER for:

•	External conditions including defects and cleanliness;

•	Intactness and authenticity of seal (if applicable). If the seal should be present and is missing or damage SUPPLIER to record defect and investigate;

•	Compliance of the type and number of containers and labelling of contents with the delivery documents.

3.9 SUPPLIER shall ensure that the Active Pharmaceutical Ingredient is fully tested within Canada with the tests and assay limits specified in relevant Applicable Australian Laws and Regulations. The PURCHASER agrees to provide the SUPPLIER with details of the tests and assay limits required under Applicable Australian Laws and Regulations.

4.	ARTICLE 4 - PROCESSING, ANALYSIS, PACKING AND RELEASE

4.1 SUPPLIER shall ensure that the processing, packing, and analysis of PRODUCTS are in compliance with the requirements of cGMP and in compliance with Appendix 4, PRODUCT Requirements applicable to the markets that will be supplied with the product.

4.2 SUPPLIER facilities together with any other peripheral services shall be subject to audit and / or inspection by PURCHASER . PURCHASER is to provide SUPPLIER reasonable notice of not less than twenty (20) business days. PURCHASER must provide agenda at time of notice to SUPPLIER. Audit and / or Inspection frequency of SUPPLIER shall be no more than once per twelve (12) months. SUPPLIER shall permit PURCHASER to visit and observe processing, analysis, packing, release and / or distribution of PRODUCTS in compliance with the SUPPLIERS cGMP and this Quality Agreement. SUPPLIER shall permit a competent regulatory authority access to the facilities for audit and/or inspection upon request by PURCHASER.

4.3 The proposed use of a Sub-contractor by SUPPLIER shall be notified to the PURCHASER and approved in writing prior to implementation. SUPPLIER shall perform periodic audits of their Sub-contractors of manufacturing, laboratories, warehouses, and any other peripheral services that are used in connection with supply of PRODUCTS to PURCHASER.

4.4 SUPPLIER is responsible for reviewing and ensuring analytical methods used by SUPPLIERS subcontracted laboratories are correct and validated and conform to relevant Applicable Australian Laws and Regulations.

4.5 SUPPLIER shall inform PURCHASER Quality Assurance Contacts by the next working day of becoming aware of quality issues, including non-conformities and significant deviations, which might compromise PRODUCTS already shipped to PURCHASER . PURCHASER shall not distribute such PRODUCTS until SUPPLIER and PURCHASER have determined in writing, that such issues are consistent with cGMP and / or Detailed Requirements. PURCHASER is responsible for final disposition of PRODUCTS.

4.6 SUPPLIER shall maintain local change control systems that assure that only changes that comply with cGMPs and Detailed Requirements, are authorised and implemented. Where SUPPLIER is considering changes that impact the Detailed Requirements, SUPPLIER shall notify PURCHASER. PURCHASER will obtain internal PURCHASER approval and Regulatory Authority approval, where necessary, prior to implementation by SUPPLIER. SUPPLIER is not required to inform PURCHASER of changes that do not impact production batches being purchased by PURCHASER.

4.7 SUPPLIER is responsible for performing and documenting the establishment of qualification of equipment and facilities, and validation processes, equipment cleaning and computer applications in accordance with cGMPs.

4.8 PURCHASER is responsible for designing PRODUCT labels according the PURCHASERS jurisdiction and providing the approved pack text for labels, leaflets, cartons, and pack inserts to SUPPLIER where SUPPLIER is conducting packing on behalf of the PURCHASER.

4.9 Where PRODUCTS supplied is a Finished Pack SUPPLIER is responsible for transferring the approved pack text to the pack components.

4.10 SUPPLIER is responsible for assigning a unique identification number to each batch of PRODUCT packaged. The unique identification number shall appear on all documents related to the batch and issued by the SUPPLIER.

4.11 SUPPLIER is responsible for printing variable information such as the unique identification number as batch no, expiry date or re-test date on the product labels.

4.12 SUPPLIER shall affix approved labels required by the PURCHASERS jurisdiction to packed goods prior to shipment.

4.13 SUPPLIER shall ensure production equipment are properly maintained and used to avoid contamination.

5.	ARTICLE 5 - SPECIFICATIONS OF PRODUCTS

5.1 The specification of each PRODUCT to be manufactured, packed, tested, shipped and released by SUPPLIER under this agreement is set out in the PRODUCT specific annexes to this agreement. Such annexes may include but are not limited to:

•	Name of PRODUCT

•	Composition

•	Master batch file / manufacturing and packaging procedure

•	Specification of starting materials

•	Quality Control procedures for PRODUCT

•	Release specifications of PRODUCT

•	Suppliers of starting materials

•	Follow-up stability program

•	Storage conditions of PRODUCT

•	Shipping instruction for PRODUCT

•	Number of samples to be sent to PURCHASER

6.	ARTICLE 6 - QUALITY ASSURANCE AND QUALITY CONTROL

6.1 Where Regulatory Inspections or PURCHASER audits identify quality and compliance issues SUPPLIER shall agree to implement corrective and preventative action.

6.2 SUPPLIER shall notify PURCHASER of any regulatory inspections that are announced that may directly or indirectly impact on the PRODUCTS supplied to the PURCHASER. SUPPLIER shall inform PURCHASER of adverse observations from such inspections that may directly or indirectly impact on the PRODUCTS supplied to PURCHASER . SUPPLIER shall review any responses to Regulatory Authorities with the PURCHASER that may directly or indirectly impact on the PRODUCTS prior to submission to the Regulatory Authorities by SUPPLIER.

6.3 SUPPLIER is responsible for the quality control of the PRODUCTS, including testing, documentation review, retention of samples and producing required documentation as defined in cGMPs.

6.4 SUPPLIER shall, where required, develop internal control limits in coordination and agreement with PURCHASER including limits, that support the expiry period of the PRODUCTS in the Details. Where these internal control limits are agreed, batches failing the internal control limits shall not be shipped to PURCHASER until the SUPPLIER conducts and appropriate investigation and the outcome accepted by the PURCHASER.

6.5 SUPPLIER shall supply an agreed Certificate of Analysis (COA) as defined in Appendix 6, and an agreed Certificate of Compliance (COC) as defined in Appendix 7 for PRODUCTS indicating that the batch complies with all agreed specifications and cGMPs prior to dispatch for review and assessment by the PURCHASER.

6.6 PURCHASER shall review and access Certificate of Analysis (COA) and Certificate of Conformance (COC).

6.7 PURCHASER shall confirm the identity of PRODUCTS within 60 days of receipt of PRODUCTS from SUPPLIER . PURCHASER shall undertake any additional tests, as PURCHASER deems appropriate.

6.8 SUPPLIER shall investigate all non-conformities, deviations and out of specification (OOS) results in accordance with cGMPs and shall inform the PURCHASER of the outcome of investigations.

6.9 SUPPLIER shall inform PURCHASER of any incidents that may affect conformance of the PRODUCT to the Specifications.

6.10 SUPPLIER shall retain batch documentation for 5 years.

6.11 SUPPLIER shall retain retention samples from each batch of the PRODUCTS and starting materials in accordance with cGMPs. For the subsequent stages that are conducted at the PURCHASER’s facility, PURCHASER shall retain retention samples from each batch of the resultant product in accordance with cGMPs.

6.12 SUPPLIER shall be responsible for the specification of packaging components. SUPPLIER shall be responsible for the quality control and labelling of packaging components in accordance with the approved packaging text. PURCHASER shall provide the artworks and packaging specifications.

6.13 SUPPLIER shall retain records necessary to ensure traceability from initial raw materials through to each finished product.

7.	ARTICLE 7 - RELEASE PROCEDURE AND TRANSPORTATION

7.1 SUPPLIER shall provide an Authorised Person to release PRODUCTS to the PURCHASER using existing site Procedures and in accordance with cGMPs and Detailed Requirements. SUPPLIER shall perform quality assurance review of all batch documentation and associated data in accordance with cGMPs, prior to the release of PRODUCTS to the PURCHASER.

7.2 PURCHASER shall use an Internal Complaints and Deviation Reporting System for reporting any quality problems to the SUPPLIER.

7.3 SUPPLIER shall ensure that PRODUCTS are stored, under the conditions such that the quality, purity and integrity of PRODUCTS are not compromised. SUPPLIER must notify PURCHASER of the appropriate transport and storage conditions for the PRODUCTS. Where required, specific monitoring devices shall be consigned with the PRODUCTS to verify the required conditions have not been exceeded. PURCHASER shall conduct transit checks, e.g., seal integrity, temperate data loggers as appropriate.

7.4 PURCHASER shall maintain copies of shipping information for lots or batches shipped in accordance with approved operating procedures.

7.5 SUPPLIER shall provide applicable transport information for the PRODUCT prior to shipment to the PURCHASER as detailed in appendix 10 Transport Information.

7.6 SUPPLIER and PURCHASER shall agree the process for the auditing of the distribution arrangements from SUPPLIER to the location specified by PURCHASER .

8.	ARTICLE 8 - PRODUCT RECALL

8.1 SUPPLIER shall inform PURCHASER immediately (within 24 hours) of a potential recall of any batch of the PRODUCT shipped to the PURCHASER . SUPPLIER shall initiate no recall without prior agreement of the PURCHASER . SUPPLIER and PURCHASER shall agree on the coordination of the recall prior to initiation of the recall. The PURCHASER shall have responsibility for any communication with regulatory authorities in Australia.

8.2 PURCHASER shall inform SUPPLIER immediately (within 24 hours) of a potential recall of any batch of PRODUCTS that implicate the processing, analysis, packing, release and / or distribution conducted by SUPPLIER.

8.3 SUPPLIER shall conduct an immediate investigation to determine root cause of the potential recall and provide PURCHASER with the interim and final reports on and agreed frequency.

9.	ARTICLE 7 - PRODUCT QUALITY COMPLAINTS AND ADVERSE EVENTS

9.1 SUPPLIER shall be responsible for the investigation of complaints relating to the PRODUCTS, where such complaints may be attributable to the manufacturing stages carried out by SUPPLIER.

9.2 PURCHASER shall inform SUPPLIER of any complaints concerning the quality of PRODUCTS using Internal Complaints system. PURCHASER shall give SUPPLIER all possible support to resolve any problems in connection with such complaints.

9.3 PURCHASER shall communicate all customer complaints relating to PRODUCTS, that implicate the quality of PRODUCTS, supplied by SUPPLIER . SUPPLIER shall respond to PURCHASER within four (4) working days of receipt of complaint. The investigation shall be completed within ten (10) working days unless otherwise agreed, based on the severity of the problem. The report shall be issued to the PURCHASER.

9.4 SUPPLIER shall collect and investigate all complaints according to relating to PRODUCTS and shall communicate the data to PURCHASER on an annual basis in the Annual Product Review.

9.5 PURCHASER shall make the final decision, after consultation with the MANUFACTURE , of whether to conduct a recall.

10.	ARTICLE 10 - STABILITY STUDIES

10.1 PURCHASER shall be responsible for carrying out and reporting stability testing in accordance with defined procedures in line with regulatory requirements.

10.2 PURCHASER ) shall notify any stability failure or adverse trend in results likely to lead to a stability failure during the period of a study to PURCHASER within five (5) days of becoming aware of such stability failure or adverse trend. MANUFACTURE shall investigate all OOS stability results or adverse trends in accordance with this Agreement.

10.3 In the event that this agreement is terminated PURCHASER will continue to generate stability data to support the acceptability of PRODUCT until all PRODUCTS distributed by the PURCHASER have reached the end of their shelf life.

11.	ARTICLE 11 - PRODUCT QUALITY REVIEW

11.1 SUPPLIER shall conduct a periodic quality review of PRODUCT on an annual basis in accordance with defined procedures and regulatory requirements. A copy of the Product Quality Review shall be provided to the PURCHASER.

12.	ARTICLE 12 - QUALITY MANAGEMENT

12.1 SUPPLIER and PURCHASER shall agree to the frequency, which they shall discuss technical and quality matters.

12.2 PURCHASER shall inform SUPPLIER of any changes in Appendix 1 and sale or transfer of ownership if and when they occur.

13.	ARTICLE 13 - MISCELLANEOUS

13.1 Should any provision of this agreement be or become void, in whole or in part, this shall not affect the validity of the remaining provisions. This void provision shall be replaced by an effective and enforceable provision that legally and economically comes as close as possible to what the parties intend or would have intended in accordance with the meaning and purpose of the agreement if they had considered the point upon conclusion of the agreement.

13.2 Amendments of the agreement must be made in writing to be binding. This agreement shall be binding by all parties. Any other assignment shall be subject to the other party’s approval.

13.3 The commercial terms of the purchase and sale of the PRODUCTS shall be subject to the supply agreement and the ancillary purchase orders. Where there is a disconnect between the supply agreement and Quality Agreement relating to PRODUCT quality the Quality Agreement takes precedence.

14.	ARTICLE 14 - TERM AND TERMINATION

14.1 Upon signature by both parties this agreement shall remain in effect for five (5) years from the date of the last signature. It may be terminated by giving nine (9) months written notice. Notwithstanding the foregoing this agreement shall continue to remain in effect as long as the manufacturing and supply obligation s and / or parties’ quality assurance obligations under the ‘Contract for the International Sale of Goods’ continue to apply.

14.2 This agreement shall be valid for all contract manufacture orders issued by PURCHASER to SUPPLIER for PRODUCT provided that such orders were confirmed by SUPPLIER . Irrespective of a termination of this agreement it shall remain valid for orders having been placed and confirmed prior to termination.

14.3 Upon termination SUPPLIER shall submit to PURCHASER all documents and Instructions such as the batch release documentation, reference and any other GMP related information and data required to demonstrate the past and current compliance of the product supply agreement. Any further obligations that SUPPLIER may have agreed to under the ‘Contract for the International Sale of Goods’ agreement or any other agreement shall remain unaffected.

15.	ARTICLE 15 - PREMATURE TERMINATION

15.1 Both parties shall have the right to dissolve this agreement or in writing at any time without previous notice if the other party hereto shall have a receiver appointed over all or any part of its assets or shall compound with its creditors or shall go into liquidation, voluntary or otherwise.

16.	ARTICLE 16 - APPLICABLE LAW AND JURISDICTION

16.1 In relation to any claim or any proceedings or other matter under or in connection with the agreement instituted against PURCHASER by SUPPLIER the following shall apply:

•	this agreement shall be governed by and construed in accordance with the laws of the province of British Columbia and the applicable laws of Canada; and

•	any proceedings instituted against PURCHASER must only be brought in the Courts of the province of British Columbia, which shall have exclusive jurisdiction in all such proceedings.

APPENDIX 1

CONTACT LIST

[***]

APPENDIX 2

DELINEATION OF RESPONSIBILITIES

[***]

APPENDIX 3

LIST OF PRODUCTS COVERED BY THIS AGREEMENT

[***]

APPENIDIX 4

DETAILED REQUIREMENTS

BULK PRODUCT SPECIFICATIONS

[***]

APPENDIX 5

Optimi Labs Inc.

[***]

CERTIFICATE OF COMPLIANCE

[***]

APPENDIX 6

CONTENT OF PRODUCT QUALITY REVIEW

[***]

APPENDIX 7

GUIDELINES FOR CHANGES AFFECTING PRODUCT REQUIREMENTS

[***]

APPENDIX 8

LIST OF SIGNIFICANT QUALITY EVENTS

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APPENDIX 9

TRANSPORTATION INFORMATION

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